Exhibit 99.2

PURE MOTION, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Registered Public Accounting Firm	1

Financial Statements

Balance Sheets as of December 31, 2010 and 2009	2

Statement of Operations for the years ended December 31, 2010 and December 31, 2009	3

Statement of Stockholder’s Equity for the years ended December 31, 2010 and December 31, 2009.	4

Statement of Cash Flows of Stockholder’s Deficiency for the years ended December 31, 2010 and December 31, 2009.	5

Notes to the Financial Statements.	6 - 9

PURE MOTION, INC.
BALANCE SHEET
As of December 31,

	2010	2009
ASSETS

Current assets:
Cash	$6,436	$30,134
Inventory	314,621	339,888
Prepaid expenses	10,784	8,841
Total current assets	331,841	378,863

Property and equipment, net	10,236	12,711

Patent, net	14,833	15,833

Total assets	$356,910	$407,407

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable	$860,617	$814,677
Other accrued liabilities	275	37,094
Shareholders' notes and debentures	126,000	5,551,499
Accrued interest, shareholders' notes and debentures	4,400	2,732,349
Total current liabilities	991,292	9,135,619

Stockholders' Deficiency:

Preferred stock no par value; authorized 2,000,000 shares:
none issued and outstanding as of December 2010 and 2009	-	-
Common stock, no par value, authorized 50,000,000 shares;
issued and outstanding 21,354,420 and 10,210,420 shares
as of December 31, 2010 and 2009, respectively	8,722,848	547,500

Accumulated deficit	(9,357,230)	(9,275,712)
Total Stockholders' Deficiency:	(634,382)	(8,728,212)
Total liabilities and stockholders' deficiency	$356,910	$407,407

See accompanying notes to financial statements.

PURE MOTION, INC.
STATEMENT OF OPERATIONS
For the years ended December 31,

	2010	2009
Sales	$206,623	$297,779
Cost of sales	57,448	68,903
	149,175	228,876
Expenses:
Selling, general and administrative	222,413	856,294
Depreciation and amortization	2,475	4,950

Total expenses	224,888	861,244

Loss from operations	(75,713)	(632,368)

Interest expense	(5,806)	(1,241,499)

Loss before provision of income taxes	(81,519)	(1,873,867)

Provision for income taxes	-	-
Net loss	$(81,519)	$(1,873,867)

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$(0.31)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	14,503,604	6,011,917

See accompanying notes to financial statements.

PURE MOTION, INC.
Statements of Shareholders Equity

		Common
	Common	Stock	Accumulated
	Stock	Amount	Deficit	Total

Beginning balance, January 1, 2009	10,210,420	$547,500	$(7,401,844)	$(6,854,344)

Net loss, year ended December 31, 2009			(1,873,867)	(1,873,867)

BALANCE DECEMBER 31, 2009	10,210,420	547,500	(9,275,711)	(8,728,211)

Issuance of stock to purchase warrants	5,013,000	85,892		85,892

Issuance of stock for note conversion	2,740,000	2,261,499		2,261,499

Issuance of stock to purchase loans and interest	2,326,000	5,451,499		5,451,499

Issuance of stock for service agreements	1,065,000	376,458		376,458

Net loss, year ended December 31, 2010			(81,519)	(81,519)

BALANCE DECEMBER 31, 2010	21,354,420	$8,722,848	$(9,357,230)	$(634,382)

See accompanying notes to financial statements.

PURE MOTION, INC.
STATEMENT OF CASH FLOWS
For the years ended December 31,

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(81,519)	$(1,873,867)
Adjustments to reconcile net (loss) to net cash flows
provided by operating activities:
Depreciation	2,475	4,950
Amortization	1,000	1,000
Changes in operating assets and liabilities:
Decrease in accounts receivable	-	16,933
Decrease in inventory	25,267	59,280
(Increase) decrease in prepaid expenses	(1,943)	41,781
Increase in accounts payables	45,941	388,826
Increase in accrued interest	-	1,241,418
(Decrease) in other current liabilities	(36,819)	(37,378)
Net cash flows used in provided by operating activities	(45,598)	(157,057)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	-	(4,821)
Net (cash used) in investing activities	-	(4,821)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Decrease) increase in shareholders notes and debentures	(8,153,448)	188,700
Increase in shareholders' equity	8,175,348	-

Net cash provided by financing activities	21,900	188,700

(DECREASE) INCREASE IN CASH	(23,698)	26,822

CASH - BEGINNING OF YEAR	30,134	3,312

CASH - END OF YEAR	$6,436	$30,134

See accompanying notes to financial statements.

PURE MOTIONS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Pure Motions, Inc. (the "Company") was originally incorporated in Texas in June 18, 2004 under the name Science and Motion, Inc.  On March 16, 2005, the Company changed its name to Pure Motion, Inc. The Company is engaged in the business of marketing and selling a patented golf training device, wholesale and retail, primarily throughout the United States. In addition, the Company plans on marketing its proprietary gaming technology for gaming products.

Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories - The Company values inventory at the lower of cost or market, using the weighted average cost method.  Inventory consists of patented golf training devices.

Accounts Receivable and Bad Debt s - The Company uses the direct write-off method of accounting for bad debts. Uncollectable accounts are charged to current operations as they become worthless. There were no bad debts written off for the year ended December 31 for the years ended 2010 and 2009.

Property & Equipment - Property and equipment are recorded at cost and depreciated principally using the straight line method over the estimated useful lives of the individual assets. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized.

Intangible Assets - Intangible asset consists of a patent on a golf training device, and is recorded at the cost to obtain the patent. Under FASB ASC 350, Intangibles- Goodwill and Other (“ASC 350”) amortization is based on its useful life and calculated on the straight line method. Amortization expense was $1,000 for the years ended December 31, 2010 and 2009

Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk - Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accrued expenses.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

Earnings (Loss) Per Share - Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the specified period.  Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares and potential common shares during the specified period. The Company has no potentially dilutive securities.

Evaluation of long-lived Assets - The Company assesses potential impairments to its long lived assets when there is evidence that events or changes in circumstances indicate the carrying value may not be recovered.  If the carrying value of the long-lived asset exceeds the estimated future undiscounted cash flows to be generated by such asset, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Income Taxes - Income taxes are not provided for in the financial statements since; Pure Motion, Inc. incurred a net loss for the period January 1, 2010 through December 31, 2010.

Fair Value of Financial Instruments - For financial instruments including cash and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.

New Financial Accounting Standards - The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

 2             GOING CONCERN

As reflected in the accompanying financial statements, the Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. During the year ended December 31, 2010, the Company converted substantially all of its notes and debentures payable, and related accrued interest, to common stock. The financial statements do not include my adjustments that might be necessary if the Company is unable to continue as a going concern.

  3            PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31
	2010	2009

Furniture and fixtures	$12,683	$12,683

Office equipment	11,730	11,730

Computer	340	340

	24,753	24,753
Less: Accumulated Depreciation	14,517	12,042
	$10,236	$12,711

 4             PATENT

In prior years, the Company incurred $20,000 in costs to secure a patent on a golf putting training device. The patent was registered in the name of the Company’s principal shareholder/CEO and eight other individuals. In May, 2010, the principal shareholder/CEO assigned all of his rights in the patent to the Company. The Company is in the process of formally securing the assignment from the other individuals.

  5            NOTES AND DEBENTURES

	December 31

	2010	2009

Shareholder notes and debentures	$126,000	$4,451,499

Other debentures payable	—	1,100,000
	$126,000	$5,551,499

Shareholders notes and debentures represent loans from various shareholders dating from 2005 through 2009, with interest rates ranging from 16% to 22% per annum. These notes and debentures were unsecured.

Debentures payable are owed to various shareholders, dating from 2004 through 2007 with interest accruing at 8% per annum

6	COMMON STOCK AND WARRANTS

As of December 31, 2009, the outstanding shares of common stock were 8,015,889. In addition, there were 6,355,000 unexercised warrants to acquire additional shares. During the year ended December 31, 2010, an additional 12,975,431 shares were issued for the following consideration:

Shares issued in conversion of $4,451,499 notes payable and $2,360,623 accrued interest	4,930,000
Shares issued in conversion of $990,000 debentures and $285,834 accrued interest	1,275,834
Shares issued pursuant to exercise of warrants	5,355,000
Shares issued in satisfaction of accrued payables for legal, consulting & other services rendered	1,414,597
Total shares issued during, 2010	12,975,431
Total shares outstanding as of Dec. 31, 2009	8,015,889
Total outstanding shares as of December 31, 2010	20,991,320
Total warrants for shares of common stock outstanding as of December 31, 2010.	1,000,000

7              RELATED PARTY TRANSACTIONS

Marketing Joint Venture – The Company is a party to a marketing joint venture agreement dated April 29, 2008, with Pure Motion Ventures, LLC, (“Ventures”) which owned by four of the Company’s shareholders, including the principal shareholder. The agreement provides that Ventures will participate with the Company in television and internet marketing of the Company’s consumer putting system. The agreement provides that the Company will receive 40% of the profits of the venture.

8              INCOME TAX

FASB ASC 740, Income Taxes (SFAS No. 109), deferred assets and liabilities are recognized for the estimated future tax consequences between the financial statement carrying amounts of the existing assets and their respective basis.

Deferred assets and liabilities are measured using enacted tax rates in effect for the year in which temporary differences are expected to be recovered or settled. Under FASB ASC 740, Income Taxes (SFAS No. 109), the effect on deferred assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

	Year ended December 31,

	2010	2009
Statutory federal income tax rate	34%	34%
Valuation allowance	(34)	(34)
Effective tax rate	—%	—%

The Company has a net operating loss carry forward as of December 31, 2010 of approximately $9,357,000 which is offset by a 100% valuation allowance due to the uncertainty surrounding the ultimate realization of these assets. The loss carry forwards expires at various dates through 2030.